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                                                                     EXHIBIT 5.2

                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                919 THIRD AVENUE
                            NEW YORK, NY 10022-3897
                            ------------------------

                                 (212) 735-3999
                              FAX: (212) 735-2000

                                          August 12, 1996

Schering-Plough Corporation
One Giralda Farms
P.O. Box 1000
Madison, New Jersey 07940-1000

Dear Sirs:

     We have acted as counsel for Schering-Plough Corporation, a New Jersey corporation (the "Company"), in connection with certain federal income tax issues relating to transferable options ("Options") to acquire shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company, which Options have been or may be granted in accordance with the terms of the Schering-Plough Corporation 1992 Stock Incentive Plan (the "Plan"). It is expected that an aggregate of 700,000 shares of Common Stock which may be acquired by transferees upon exercise of the Options will be registered with the Securities and Exchange Commission in September, 1996, pursuant to a filing under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement"). In connection with this opinion, we have examined the Plan, the "Federal Income Tax Consequences" section of the prospectus (the "Prospectus") relating to the Registration Statement, and such other documents as we have deemed necessary or appropriate.

     Based on the foregoing, we advise you that, in our opinion, under current law, the discussion set forth under the heading "Federal Income Tax Consequences" in the Prospectus, although general in nature, is an accurate summary of the material federal income tax consequences related to Options under the Plan.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                          Very truly yours,

                                          /s/  SKADDEN, ARPS, SLATE, MEAGHER &
                                               FLOM